Exhibit 10.2

CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSE AGREEMENT

This License Agreement, made and entered into as of the 1st day of December, 2008, is by and between:

SOLVAY SA, a Belgian corporation having its registered office at 33 rue du Prince Albert, B-1050 Brussels, Belgium, acting for itself and on behalf of its Affiliates (as hereinafter defined), hereinafter collectively referred to as “Solvay,”

and

CADENCE PHARMACEUTICALS, INC., a Delaware corporation having a place of business at 12481 High Bluff Drive, Suite 200, San Diego, California, 92130, United States of America, hereinafter referred to as “Cadence.”

Cadence and Solvay are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

A. Cadence holds a license for the production and commercialization in Europe and North America of omiganan pentahydrochloride for certain indications, including (i) the topical administration to a burn site or a surgical wound site for the treatment or prevention in humans of burn-related or surgery-related infections; and (ii) the topical administration to a device or the site around the device for the treatment or prevention in humans of device-related infections, including local catheter site infection and catheter related blood stream infection, under a certain Collaboration and License Agreement between Cadence and Migenix, Inc., dated as of July 30, 2004, as amended on October 6, 2006, and on April 7, 2008 (the “Cadence-Migenix Agreement”).

B. Solvay has performed certain development activities with respect to omiganan pentahydrochloride, and has in particular been working to develop a commercial process for the production of the same.

C. The Parties signed on December 21, 2007 a Letter of Intent (the “Letter of Intent”) to outline certain terms and conditions of a proposed agreement under which Solvay would perform certain further development studies on omiganan pentahydrochloride, and further develop a commercial process for the production of the same, and would supply commercial quantities of omiganan pentahydrochloride to Cadence.

D. On the date of this Agreement, the Parties entered into a Long-Term Supply Agreement for the validation of Solvay’s production process of omiganan pentahydrochloride, and the supply by Solvay to Cadence, and the purchase by Cadence from Solvay, of omiganan pentahydrochloride.

E. Solvay is willing to grant to Cadence the right to grant a sublicense under Solvay’s relevant patent rights and know-how to a secondary source for the bulk supply of omiganan pentahydrochloride to Cadence, on the terms and conditions set forth herein.

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NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:

1.	CLAUSE 1 – DEFINITIONS

1.1 In this Agreement, the following capitalized terms shall have the following meanings:

(a) “Affiliates” shall have the same meaning as in the Supply Agreement.

(b) “Aggregate Annual Requirement” shall have the same meaning as in the Supply Agreement.

(c) “Binding Requirement” shall have the same meaning as in the Supply Agreement.

(d) “Bulk Drug Substance” shall have the same meaning as in the Supply Agreement.

(e) “Cadence Confidential Information” shall mean any non-public information in whatever form, disclosed directly or indirectly by Cadence under the present Agreement, the Confidentiality Agreement or the Supply Agreement. For clarity, “Cadence Confidential Information” may include information of Migenix or other third parties that is disclosed by Cadence to Solvay.

(f) “Cadence-Migenix Agreement” shall have the same meaning as in the recitals of this Agreement.

(g) “Confidential Information” shall mean any non-public information in whatever form, disclosed directly or indirectly by one Party to the other Party under the present Agreement, the Confidentiality Agreement or the Supply Agreement. For clarity, “Confidential Information” of a Party may include information of third parties that is disclosed by one Party to the other Party.

(h) “Confidentiality Agreement” shall have the same meaning as in the Supply Agreement.

(i) “Date of this Agreement” shall mean the first date hereabove written.

(j) “Field” shall have the same meaning as in the Supply Agreement.

(k) “First Supply Date” shall mean the date notified to Solvay pursuant to the provisions of Sub-Clause 4.2(c).

(l) “Improvements” shall have the same meaning as in the Supply Agreement.

(m) “Improvement Period” shall mean the period starting on the Secondary Source Effective Date, and ending on the earlier of (i) #####, (ii) #####, or (iii) #####.

(n) “Licensed Process” shall have the same meaning as in the Supply Agreement.

(o) “Omiganan Drug Substance” shall mean any bulk peptide product that contains omiganan pentahydrochloride.

(p) “Production Capacity” shall have the same meaning as in the Supply Agreement.

(q) “Program Commencement Date” shall have the same meaning as in the Supply Agreement.

(r) “Requirements Forecast(s)” shall have the same meaning as in the Supply Agreement.

(s) “Royalty Bulk Drug Substance” shall have the meaning set forth in Sub-Clause 6.2(b).

(t) “Secondary Source” shall have the meaning set forth in Sub-Clause 2.2(a).

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(u) “Secondary Source Effective Date” shall have the meaning set forth in Sub-Clause 2.2(b).

(v) “Secondary Source Improvements” shall mean #####.

(w) “Solvay Bulk Drug Substance Price” shall mean the applicable price for the equivalent quantity of Bulk Drug Substance set forth in Appendix A of the Supply Agreement.

(x) “Solvay Confidential Information” shall mean any non-public information in whatever form, disclosed directly or indirectly by Solvay under the present Agreement, the Supply Agreement or the Confidentiality Agreement. For the sake of clarity, “Solvay Confidential Information” may include non-public information of third parties Solvay has the right to disclose, which is disclosed by Solvay to Cadence or the Secondary Source.

(y) “Solvay Improvements” shall have the same meaning as in the Supply Agreement.

(z) “Solvay Know-How” shall have the same meaning as in the Supply Agreement.

(aa) “Solvay Patents” shall have the same meaning as in the Supply Agreement.

(bb) “Solvay Technology” shall have the same meaning as in the Supply Agreement.

(cc) “Specification” shall have the same meaning as in the Supply Agreement.

(dd) “Sublicensee” shall have the same meaning as in the Supply Agreement.

(ee) “Supply Agreement” shall mean the Long-Term Supply Agreement entered into by and between the Parties of even date herewith, and any further written agreement between the Parties relating to the supply by Solvay to Cadence, and the purchase by Cadence from Solvay, of Bulk Drug Substance.

(ff) “Territory” shall have the same meaning as in the Supply Agreement.

(gg) “Valid Claim” shall have the same meaning as in the Supply Agreement.

1.2 Unless otherwise indicated, “year” shall mean a calendar year, and “quarter” shall mean a three-consecutive calendar month period ending on either March 31, June 30, September 30 or December 31. Except where the context requires otherwise, the following shall apply with respect to this Agreement: (A) the use of the singular shall be deemed to include the plural, and vice versa; (B) the use of words denoting any gender shall be deemed to include the other gender; (C) the word “or” shall be construed in the inclusive sense typically associated with the phrase “and/or”; (D) the words “include,” includes” and “including” shall be deemed to be followed by the phrase “without limitation” and shall not be construed to limit any preceding general statement to the specific or similar items or matters immediately following; (E) any definition of, or reference to, any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (F) references to any person or entity shall be construed to include such person’s or entity’s successors, heirs and assigns; (G) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (H) all references herein to Articles, Clauses, Exhibits or Schedules shall be construed to be references to Articles, Clauses, Exhibits or Schedules of this Agreement (unless otherwise stated), and references to this Agreement include all Exhibits and Schedules hereto; and (I) references to any law or regulation, or any article, section or other division thereof, shall be deemed at all times to include then-current amendments or modifications thereto or any replacement or successor to such law or regulation.

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2.	CLAUSE 2 – SUPPLY OF BULK DRUG SUBSTANCE AND DEFINITION OF A SECONDARY SOURCE

2.1	Supply of Bulk Drug Substance

(a) The Parties acknowledge that they have entered into the Supply Agreement, pursuant to which Solvay agrees to supply to Cadence, and Cadence agrees to purchase from Solvay, Bulk Drug Substance pursuant to the terms and conditions set forth therein.

(b) The Parties agree that, in consideration for the development of the Licensed Process, the associated expenses borne, and investments made by Solvay, Cadence recognizes Solvay as its primary supplier for Bulk Drug Substance and, except as otherwise provided in Section 5.1 of the Supply Agreement or in Clause 9.3(d) of this Agreement, Cadence shall order from Solvay a minimum of ##### (#####) of the Aggregate Annual Requirement. For the avoidance of doubt, the Parties hereto agree that nothing in this Agreement or in the Supply Agreement is intended to limit or restrict, in any manner, the rights of Cadence, its Affiliates and Sublicensees, to make, have made, purchase, use, import, export, market or sell any quantity of Omiganan Drug Substance that is made by any means other than by the Licensed Process.

2.2	Secondary Source for Bulk Drug Substance

(a) Selection of a Secondary Source

Cadence shall have the right to establish a sole (except as provided under Sub-Clause 2.2(e)) secondary source for the production of Bulk Drug Substance through the Licensed Process, and supply of the same to Cadence, its Affiliates and Sublicensees, as set forth under this Sub-Clause 2.2(a) (the “Secondary Source”).

Cadence shall notify Solvay in writing of its decision to have such a Secondary Source, and of the identity of the Secondary Source it has selected.

Within five (5) business days from Solvay’s receipt of such notification, Solvay shall inform Cadence in writing whether the selected Secondary Source is, or is not, acceptable to Solvay. #####

Solvay’s acceptance of a Secondary Source shall not be unreasonably withheld #####.

If Solvay declines to accept any Secondary Source proposed by Cadence, and the Parties are unable to resolve the matter among themselves within five (5) business days, the Parties agree to utilize the arbitration procedure set forth in Sub-Clause 10.2; provided, however, that (a) both Parties agree to use their best efforts to ensure that the arbitration proceeding is completed and a decision rendered within sixty (60) days after the date on which either Party notifies the other that it wishes to commence an arbitration proceeding; and (b) the prevailing Party in such arbitration shall be entitled

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to receive prompt reimbursement from the other Party for any costs it has incurred associated with such arbitration, including administrative and arbitrators’ fees, but excluding such Party’s own costs and attorneys’ and witness’ fees.

(b) Secondary Source Effective Date

The date on which Cadence enters into a definitive written supply agreement with the Secondary Source for the commercial supply of Bulk Drug Substance, or drug product containing the Bulk Drug Substance produced by the Secondary Source, whether in finished, partially finished or bulk form, shall be the “Secondary Source Effective Date.”

Promptly after the Secondary Source Effective Date, Cadence shall notify Solvay in writing of the Secondary Source Effective Date.

(c) Commencement of the Secondary Source

The Parties agree that, except as permitted under Sub-clause 2.2(d), below:

(i) the transfer of Solvay Know-How to the Secondary Source according the provisions of Sub-Clause 4.1 shall not commence prior to #####; and

(ii) Cadence shall not commence purchasing any Bulk Drug Substance from the Secondary Source until #####.

(d) Earlier Commencement of the Secondary Source

Notwithstanding the provisions of Sub-Clause 2.2(c), the transfer of Solvay Know How to the Secondary Source shall, and the purchase of Bulk Drug Substance by Cadence from the Secondary Source may, commence earlier in the event that:

(i) #####; or

(ii) #####; or

(iii) #####; or

(iv) Solvay is in breach of this Agreement or the Supply Agreement and fails to remedy any such breach as set forth in the applicable agreement.

For the avoidance of any doubt, the occurrence of any of the foregoing events (i) to (iv) under this Sub-Clause 2.2(d) shall not release Cadence from its purchase commitment to Solvay as set forth under Sub-Clause 2.1.

(e) New Secondary Source

The Parties agree that in case Solvay and the Secondary Source together can’t meet the Binding Requirements, Cadence may engage another secondary source either in replacement of, or in addition to, the initial Secondary Source, provided such secondary source is accepted by Solvay pursuant to Sub-Clause 2.2(a). For such purpose, the Parties shall negotiate in good faith the terms and conditions for the establishment of such new secondary source, and amend this Agreement accordingly.

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(f) For the avoidance of doubt, nothing in this Agreement shall be construed to limit Cadence’s right to engage any third party to ship or store Bulk Drug Substance, to manufacture, ship or store finished pharmaceutical products made from Bulk Drug Substance, or to further process the Bulk Drug Substance.

3.	CLAUSE 3 – GRANT OF RIGHTS

3.1	Right to Grant Sublicense to the Secondary Source

Upon the Program Commencement Date, Solvay shall grant to Cadence a non-exclusive and non-transferable (except as provided under Sub-Clause 10.3) right to grant to the Secondary Source a sole (except as provided under Sub-Clause 2.2(e)), worldwide and non-transferable sublicense, without right to grant further sublicenses, under:

(a) the Solvay Patents, and the Solvay Know How, existing on the Secondary Source Effective Date, and any patents (including inventor’s certificates), applications, substitutions, extensions, reissues, re-examinations, renewals, divisions, continuations or continuations-in-part derived from such Solvay Patents or which claim such Solvay Know-How, whenever issued, and

(b) any Solvay Improvement existing on the Secondary Source Effective Date,

for the sole purpose of manufacturing, producing and supplying, and performing development activities related thereto, to Cadence and to any Cadence Affiliate or Sublicensee, the Bulk Drug Substance, and/or drug product containing, or made using, the Bulk Drug Substance, whether in finished, partially finished or bulk form.

3.2	Non-assertion

Solvay shall not assert any Solvay Patent against Cadence, any Cadence Affiliate or Sublicensee, in connection with:

(a) researching, developing, using, importing and exporting Bulk Drug Substance produced under the sublicense granted by Cadence according to the provisions of Sub-Clause 3.1,

(b) selling and offering for sale Bulk Drug Substance produced under such sublicense, to Cadence, Cadence’s Affiliates and Sublicensees, and

(c) using Bulk Drug Substance produced under such sublicense to manufacture, have manufactured, produce, have produced, research, develop, use, sell, offer for sale, import, export and otherwise commercially exploit drug product containing, or made using, Bulk Drug Substance produced according to the provisions of Sub-Clause 3.1, whether in finished, partially finished or bulk form.

3.3	Other rights

No rights other than those expressly provided in this License Agreement and under the Supply Agreement are granted by either Party by implication or otherwise.

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4.	CLAUSE 4 – TRANSFER OF TECHNOLOGY AND TECHNICAL ASSISTANCE SERVICES

4.1	Transfer of Solvay Know-How to the Secondary Source

Promptly after the Secondary Source Effective Date (subject to the provisions of Sub-Clause 2.2(c)(i)), Solvay shall provide the Secondary Source with the documents listed in Exhibit B.

The Parties agree that, in order to ensure that the attributes of the Bulk Drug Substance from Solvay and the Secondary Source remain equivalent, such additional documents (in particular, substantive updates to the documents listed in Exhibit B) shall be provided to the Secondary Source by Solvay in a timely manner during the Improvement Period. For the sake of clarity, this provision shall not be construed to require Solvay to disclose or license Solvay Improvements to the Secondary Source in the event that Solvay is released from its obligations under Sub-Clause 5.1 in accordance with the provisions of Sub-Clause 5.2(b) or 5.2(c).

4.2	Technical assistance services

(a) Upon the request of Cadence or the Secondary Source made after the Program Commencement Date and reasonable prior notice, and subject to the availability of Solvay’s specialized personnel, Solvay shall provide technical assistance services for the disclosure to the Secondary Source of any element of Solvay Know-How required for the exploitation of the sublicense granted under Sub-Clause 3.1 that is not contained in the documents provided under Sub-Clause 4.1, up to ##### (#####) personnel days excluding traveling days of Solvay’s personnel.

(b) For up to ##### after the Secondary Source Effective Date, upon request of Cadence or the Secondary Source and reasonable prior notice, and subject to the availability of Solvay’s specialized personnel, Solvay shall continue to provide such technical assistance and access to information, as may be useful to the Secondary Source to exploit the sublicense granted under Sub-Clause 3.1, up to ##### (#####) personnel days per year excluding traveling days of Solvay’s personnel.

(c) The date of release by Cadence, or any of its Affiliates, or Sublicensees, for commercial distribution of the first batch of Bulk Drug Substance manufactured by the Secondary Source shall be the “First Supply Date.” Promptly after the First Supply Date, Cadence shall notify Solvay in writing of the First Supply Date.

4.3	Language and confidentiality

The disclosures under Sub-Clause 4.1 shall be made, and the technical assistance services under Sub-Clause 4.2 shall be provided, in the English language.

Any disclosure, and provision of technical assistance services, hereunder to the Secondary Source shall be made subject to reasonable and customary obligations of confidentiality with respect to non-public Solvay Know-How no less stringent than the confidentiality obligations of the Parties under Clause 7.

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5.	CLAUSE 5 – IMPROVEMENTS

5.1	Solvay Improvements

(a) Solvay shall promptly disclose to the Secondary Source all Solvay Improvements made, developed, or acquired, during the Improvement Period, in writing and in reasonable detail.

(b) Solvay shall extend, without any further consideration, the rights and the sublicense granted under Sub-Clauses 3.1 and 3.2, to include all Solvay Improvements disclosed by Solvay pursuant to Sub-Clause 5.1(a), except as limited under Sub-Clause 5.2(b) or 5.2(c).

5.2	Secondary Source Improvements

(a) Cadence shall require, as a condition of any sublicense granted by Cadence pursuant to Sub-Clause 3.1, that the Secondary Source:

(i) promptly disclose to Solvay all Secondary Source Improvements made, developed, or acquired, during the Improvement Period, in writing and in reasonable detail;

(ii) agree to grant to Solvay a royalty-free, worldwide, non-exclusive and non-transferable (except as provided under Sub-Clause 10.3) license, under any Secondary Source Improvement disclosed pursuant to Sub-Clause 5.2(a)(i), without right to grant sublicenses, for the sole purpose of manufacturing, producing and supplying Bulk Drug Substance and/or Drug Product, whether in finished, partially finished or bulk form, to Cadence and to any Cadence Affiliate or Sublicensee; and

(iii) agree not to assert the patent right embodying any Secondary Source Improvement disclosed pursuant to Sub-Clause 5.2(a)(i) against Cadence, any Cadence Affiliate or Sublicensee in connection with the use, sale or resale of products produced according to the provisions of Sub-Clause 5.2(a)(ii).

(b) Cadence shall notify Solvay in the event that the sublicense agreement with the Secondary Source does not contain all of the provisions required under Sub-Clause 5.2(a), in which event Solvay shall be released from its obligations under Sub-Clause 5.1.

(c) Cadence agrees that Solvay shall be released from its obligations under Sub-Clause 5.1 in the event that, despite Cadence’s commercially reasonable efforts, the Secondary Source refuses, or materially breaches its obligations, to disclose any Secondary Source Improvement to Solvay, to grant Solvay the license to any Secondary Source Improvement, and/or to make the non-assertion commitments with respect to the same, all as set forth under Sub-Clause 5.2; provided, however, that Solvay shall provide notice to Cadence and to the Secondary Source, specifying the nature of the alleged breach by the Secondary Source, and that Cadence or the Secondary Source has not substantially remedied the alleged breach within sixty (60) days following the receipt of such notice. During such sixty (60) day period, Solvay may temporarily suspend its disclosure obligations under Sub-clause 5.1.

5.3	Commencing twelve (12) months after the Secondary Source Effective Date and continuing on the anniversary of such date during the Improvement Period, Solvay and the Secondary Source shall each provide Cadence with a statement certifying whether or not, during the immediately completed twelve (12) month period, there have been any Solvay Improvements, in the case of Solvay, or any Secondary Source Improvements, in the case of the Secondary Source. Cadence shall notify

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Solvay if it has knowledge that the Secondary Source refuses, or materially breaches its obligations to disclose any Secondary Source Improvement to Solvay as required under Sub-clause 5.2(a)(i), and Cadence shall notify the Secondary Source if it has knowledge that Solvay refuses, or materially breaches its obligations to disclose any Solvay Improvements to the Secondary Source as required under Sub-clause 5.1.

6.	CLAUSE 6 – CONSIDERATION AND PAYMENT CONDITIONS

6.1	Consideration

6.1.1 In consideration for the rights to be granted to Cadence under Sub-Clauses 3.1 and 3.2, and upon the grant of such rights, the following amounts shall be payable by Cadence to Solvay following the Program Commencement Date, on the terms and conditions set forth in Sub-Clause 6.3, below:

(a) a one-time license issue fee of ##### euros (##### €), and

(b) a royalty on Royalty Bulk Drug Substance (as such term is defined in Sub-Clause 6.2(b), below) purchased by Cadence, its Affiliates or Sublicensees from the Secondary Source, which will be determined as follows:

(i) for #####, the applicable royalty rate shall be the lower of: (A) #####, (B) #####, or (C) #####, or

(ii) for #####, the applicable royalty rate shall be the lower of: (A) #####, (B) #####, or (C) #####.

6.1.2 In consideration for the transfer of Solvay Know-How to the Secondary Source under Sub-Clause 4.1, and the provision of technical assistance services to the Secondary Source under Sub-Clause 4.2(a), Cadence shall pay to Solvay, on the payment terms and conditions set forth in Sub-Clause 6.3, below, a one-time know-how transfer fee of ##### Euros (##### €).

6.1.3 For any further service requested pursuant to Sub-Clause 4.2(b), Cadence shall pay to Solvay a per-diem fee of ##### euros (##### €) for any engineer or PhD, and ##### euros (##### €) for any other specialist, providing such services in 2008, or traveling for such purpose. From the first (1st) day of January 2009, this amount shall be annually increased or decreased according to the change in the Consumer Price Index (CPI) in Belgium published by OCDE for the month of December of the preceding calendar year, as compared with the CPI of December 2007.

6.1.4 Cadence shall bear the reasonable traveling expenses, and the reasonable lodging and living expenses, of Solvay’s personnel providing technical assistance services hereunder, that are incurred by such personnel in connection with such services.

6.2	Payment of royalties

(a) The royalty under Sub-Clause 6.1.1(b) shall be paid on a yearly basis within sixty (60) days from the end of each calendar year, or portion thereof, for which they are due until the later of:

(i) #####,

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(ii) #####, or

(iii) #####.

Following such time, the rights granted under Sub-Clauses 3.1, 3.2 and 5.1(b) shall be fully paid-up.

(b) Notwithstanding anything in this Agreement to the contrary, the royalty under Sub-Clause 6.1.1(b) shall only be due for any Bulk Drug Substance purchased by Cadence, its Affiliates or Sublicensees, from the Secondary Source, the manufacture, use, supply or sale of which (i) would, but for the licenses conveyed herein, infringe a Valid Claim, or (ii) would utilize any non-public Solvay Know-How or any non-public Solvay Improvement obtained from Solvay pursuant to this Agreement (the “Royalty Bulk Drug Substance”).

(c) Any payment of royalties according to Sub-Clause 6.2(a) shall be accompanied by a statement showing the total amount of Bulk Drug Substance purchased from the Secondary Source by Cadence, its Affiliates and Sublicensees, and the total invoiced purchase price thereof, and supporting the calculation of the royalty due by Cadence to Solvay hereunder for the considered year, or portion thereof. Cadence shall not be obligated to disclose in such report information that would disclose or permit the calculation of the purchase price paid to the Secondary Source if disclosure of such information would violate confidentiality obligations of Cadence to the Secondary Source; provided, however, that in any event such information shall be made available for verification pursuant to audits under Sub-Clause 6.4.

6.3	Payment of fees

(a) The license issue fee due under Sub-Clause 6.1.1(a) shall be paid according to the following schedule: #####

(b) The Solvay Know-How transfer fee due under Sub-Clause 6.1.2 shall be paid according to the following schedule: #####

(c) Any amount due by Cadence pursuant to Sub-Clauses 6.1.3 and 6.1.4 shall be paid within thirty (30) days after receipt of Solvay’s corresponding invoices.

6.4	Records and Accounting

Cadence shall keep true books of account containing complete and accurate records of all data necessary for computation of the royalties payable under this Agreement. Such books shall be retained for at least three (3) calendar years following the year during which they are paid and shall be available during normal business hours and upon reasonable notice for inspection by an independent, certified public accountant selected by Solvay, and reasonably acceptable to Cadence, and acting on a confidential basis, for the purpose of verifying statements and payments foreseen hereunder.

The cost of the audit is to be paid by Solvay. However, if any report or payment furnished by Cadence is incorrect and results in an underpayment of more than ##### percent (#####%) of the amounts due to Solvay, Cadence shall reimburse Solvay for the cost of the audit within thirty (30) days after receipt of Solvay’s invoice therefor.

The right under this Sub-Clause 6.4 may not be exercised more than once in any calendar year. Once the books and records for a particular year, or portion thereof, have been audited pursuant to this Sub-Clause, they shall not be subject to subsequent re-audit.

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6.5	Currency of Payments

(a) All payment by Cadence to Solvay hereunder shall be made by wire transfer (or such other reasonable means as Solvay may direct) to the bank account of Solvay-CICC S.A., number. ##### with Fortis Bank, Brussels, or any other bank account expressly stipulated by Solvay.

(b) Any payment of royalties hereunder shall be made in US dollars (USD).

For the payment of royalties due on sales invoiced by the Secondary Source to Cadence, its Affiliates or Sublicensees in currencies other than US dollars (USD), the exchange rate applicable shall be the one published in the Wall Street Journal under the heading “Foreign Exchange” for the date three (3) working days prior to the date when the royalty payment falls due.

(c) Any payment other than royalties hereunder shall be made in euros (EUR).

6.6	Tax Withholding

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6.7	Overdue Payment

Payments provided for in this Clause 6, when overdue, shall bear interest at a rate per annum equal to ##### percent (#####%) in excess of the one-year-EURIBOR (Euro Interbank Offered Rate) effective at the date such payment is due, and for the time period until such payment is received by Solvay without prejudice of any other available remedies.

6.8 Notwithstanding anything in this Agreement or the Supply Agreement to the contrary, in the event that this Agreement is terminated by either Party prior to the occurrence of the Program Commencement Date, none of the payments set forth in this Clause 6 shall be owed by Cadence to Solvay.

7.	CLAUSE 7 – CONFIDENTIALITY

7.1	Confidential Information

(a) In the course of the performance of this Agreement, either Party may disclose to the other non-public information relating to the subject matter of this Agreement or the Supply Agreement which information shall be considered to be the disclosing Party’s Confidential Information. Each Party agrees that it will take the same steps to protect the confidentiality of the other Party’s Confidential Information as it takes to protect its own proprietary and confidential information of a

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similar nature (but not less than with reasonable care). Each Party shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as permitted by this Agreement, the Supply Agreement, or with the other Party’s written consent, the other Party’s Confidential Information. For clarity, (i) each Party may use the other Party’s Confidential Information in the exercise of the rights and licenses conveyed herein, and (ii) this Sub-Clause 7.1 shall not be construed to prohibit the disclosure and use of Solvay’s Confidential Information by the Secondary Source in connection with permitted manufacture and supply of Bulk Drug Substance under this Agreement. Each Party agrees to not use the other Party’s Confidential Information for any purpose other than as explicitly permitted under this Agreement.

(b) Cadence shall be responsible for, and be guarantor of, the performance by the Secondary Source of its confidentiality obligations under this Agreement, and shall cause the Secondary Source to comply with the same. Cadence shall require the Secondary Source to sign a reasonable and customary confidentiality agreement with Cadence containing obligations no less stringent than those applying to the Parties hereunder.

(c) Solvay shall be responsible for, and be guarantor of, the performance by any subcontractors utilized by Solvay or its Affiliates in connection with this Agreement or any Supply Agreement of the confidentiality obligations under this Agreement, and shall cause its subcontractors and equipment suppliers to comply with the same. Solvay shall require its (and its Affiliates’) subcontractors to sign a reasonable and customary confidentiality agreement with Solvay.

7.2	Authorized Disclosures

(a) Each Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, or complying with applicable law or governmental regulations. In particular, Cadence shall be entitled to disclose that part of Solvay Confidential Information to governmental agencies such as the U.S. Food and Drug Agency and equivalent regulatory authorities in other jurisdictions, as required for Cadence, its Affiliates or Sublicensees, to obtain appropriate regulatory approvals for the production and commercialization of drug products containing the Bulk Drug Substance.

In the event that either Party is obligated by law or regulation to make any such disclosure of the other Party’s Confidential Information, the Party so required to make such disclosure shall, except where impracticable (including with respect to regulatory filings, patent filings or for necessary disclosures for example in the event of medical emergency), give reasonable advance notice of such disclosure requirement to the other Party and shall use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed.

(b) Solvay shall be entitled to disclose to its subcontractors and equipment suppliers that part of Cadence Confidential Information which is necessary for them to perform their activities, such as analyzing Bulk Drug Substance or any intermediate product produced through the Licensed Process, or designing or constructing any equipment suitable for such analysis or such production.

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(c) Cadence shall be entitled to disclose to the Secondary Source, that part of Solvay Confidential Information which is necessary or useful for the Secondary Source to exploit the sublicense granted under Sub-Clause 3.1.

7.3	Exceptions

(a) The confidentiality obligations under Sub-Clauses 7.1 and 7.2 shall not apply to that part of information which the receiving Party can demonstrate:

(i) was in the public domain prior to its disclosure by the other Party,

(ii) has entered the public domain after its disclosure by the other Party through no fault of the receiving Party,

(iii) was in possession of the receiving Party prior to direct, or indirect, disclosure by the other Party,

(iv) has been received by the receiving Party from a third party giving reasonable evidence of its lawful possession and not imposing an obligation of confidentiality, or

(v) was independently developed without use of or reference to the Confidential Information of the disclosing Party.

(b) Information shall not be deemed to be within the above exceptions merely because such information is embraced by more general information within any of such exceptions. Further, any combination of features shall not be deemed to be within such exceptions merely because individual features are within any of such exceptions, but only if the combination itself and its principle of operation or utility are in like form within any such exception.

7.4	Duration

The obligations of confidentiality, non disclosure and restricted use contemplated by this Clause 7 shall remain in force for the longer of: (a) the term of this Agreement; (b) the term of the Supply Agreement; or (c) ##### years after the expiration, or termination for whatever cause, of this Agreement.

8.	CLAUSE 8 – REPRESENTATIONS AND WARRANTIES

8.1	Mutual Representations and Warranties

Each Party hereby represents and warrants to the other Party that, to the best of its knowledge, this Agreement is legal and valid obligation binding upon such Party and enforceable in accordance with its terms, and that the execution, delivery and performance of this Agreement, by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

8.2	Solvay Representation and Warranties

(a) Solvay represents and warrants that it is entitled to grant the rights under Sub-Clauses 3.1 and 5.1(b), and that Solvay has not granted, and during the term of this Agreement will not grant, any right relating to Solvay Technology to any third party that would conflict with the rights granted hereunder. Solvay represents that, to the best of its present knowledge, the Licensed Process and Solvay Know-How can be practiced by Solvay or the Secondary Source pursuant to the license hereunder without infringing the rights of any third party.

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(b) Solvay warrants that the documents provided under Sub-Clause 4.1 are correct and in sufficient details to allow a Secondary Source having usual skills in fine organic chemistry to produce through the Licensed Process (as used by Solvay) Bulk Drug Substance meeting the Specifications. In the event of a duly established error or omission in such documents, Solvay shall promptly make the appropriate modifications or corrections which shall be done at its expense, except to the extent that such error or omission is due to inaccurate information from Cadence or the Secondary Source.

(c) Except as provided for in Sub-Clauses 8.1 and 8.2, Solvay makes no other representation or warranty with respect to the Bulk Drug Substance produced by the Secondary Source, and shall not be held responsible nor liable for any costs, losses or damages, including consequential damages, with respect to any Bulk Drug Substance produced by the Secondary Source under the sublicense granted hereunder. More particularly, except as provided for in Sub-Clauses 8.1 and 8.2, nothing in this Agreement shall be construed as:

(i) a warranty of Solvay for prosecuting, maintaining, keeping in force, or defending the validity of, any Solvay Patent, or any patent right claiming any Improvement of Solvay,

(ii) a warranty or representation of Solvay as to the validity or scope of Solvay Technology, or of any Improvement of Solvay,

(iii) a warranty or representation of Solvay that the practice of Solvay Technology, or of any Improvement of Solvay, is or will be free from infringement of patent rights of third parties,

(iv) an obligation for Solvay to bring or prosecute actions or suits against third parties for infringement of any Solvay Patent, or of any patent right claiming any Improvement of Solvay, or

(v) a warranty or guarantee of Solvay as to the technical performance, the properties, the approvability by any appropriate governmental agency, the merchantability or the safety of use of any Bulk Drug Substance produced by the Secondary Source under the sublicense granted hereunder, or of any drug product containing, or made using, such Bulk Drug Substance obtained from a Secondary Source.

8.3	Cadence Representations and Warranties

Cadence shall be responsible for, and be guarantor of, the performance by the Secondary Source of its obligations and undertakings under this Agreement. Cadence warrants that it shall cause any Secondary Source to sign an agreement with Cadence to comply with the obligations pertinent to the Secondary Source contained in this Agreement, and shall provide to Solvay a redacted copy of such agreement.

8.4	Limitation of Liability

(a) Neither Party shall be liable to the other for indirect incidental or consequential damages arising out of any of the terms or conditions of this Agreement or with respect to its performance.

(b) In any event, the total financial liability of Solvay under this Agreement, other than for fraudulent misrepresentation, death or injury caused by Solvay’s negligent or willful acts, but including the costs of the modifications and corrections that Solvay might have to bear under Sub-Clause 8.2(b), shall not exceed U.S. ##### Dollars (US$#####).

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9.	CLAUSE 9 – TERM AND TERMINATION

9.1	Term

This Agreement shall become effective on the Date of this Agreement, and unless earlier terminated as provided under Sub-Clause 9.2, or pursuant to Article 10.6 of the Supply Agreement, shall thereafter remain in effect, until the later of:

(a) the twelfth (12th) anniversary of the First Supply Date,

(b) the twelfth (12th) anniversary of the end of the Improvement Period, or

(c) the date of expiration of the last to expire of any Valid Claim of any Solvay Patent that would be infringed by the manufacture and supply of the Bulk Drug Substance made by the Secondary Source .

9.2	Early Termination

This Agreement may be terminated:

(a) upon mutual written agreement between the Parties;

(b) by either Party as a result of a material breach or default in the performance of any obligation, condition or covenant of this Agreement by the other Party if such default or non compliance shall not have been remedied within ninety (90) days after receipt by the defaulting Party of a notice thereof from the terminating Party, unless the defaulting Party is in the process of attempting in good faith to remedy such default, in which case the ninety (90) day cure shall be extended by an additional sixty (60) days. For the sake of clarity, (i) the non satisfaction by Cadence of its purchase commitment to Solvay as set forth under Sub-Clause 2.1(b) shall be considered as a material breach or default hereunder, except if Cadence is expressly released from such commitment and, (ii) any failure by a Secondary Source to comply with its obligations under Sub-Clause 5.2 or 5.3 of this Agreement shall not be considered a material breach or default hereunder by Cadence;

(c) by either Party upon ten (10) days written notice to the other Party if the other Party ceases to do business (other than in connection with a merger or sale of assets or other transaction in connection with which this Agreement is assigned pursuant to Clause 10.3 to an entity that does not cease to do business), or makes any assignment of substantially all of its assets for the benefit of creditors, or places substantially all of its assets in the hands of a receiver or judicial manager, goes into liquidation, or is dissolved, wound up, confiscated, sequestered or in any other way transferred into state ownership;

(d) by either Party in case the Supply Agreement is terminated pursuant to Article 10.2(e) thereof;

(e) by Solvay in the event Cadence, any Cadence Affiliate, any Sublicensee, the Secondary Source or any entity or person which controls, is controlled by or is under common control with the Secondary Source, disputes the validity of Solvay Technology, or of any Improvement of Solvay; provided, however, such dispute shall not have been remedied within

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ninety (90) days after receipt by Cadence of a notice thereof from Solvay, unless Cadence is in the process of attempting in good faith to remedy such default, in which case the ninety (90) day cure shall be extended by an additional sixty (60) days. For the sake of clarity, “dispute” under this Sub-Clause means oppose any Solvay Patent, or any patent right embodying any Solvay Improvement, before any Patent Office, or national court; or

(f) by Cadence at any time and for any reason upon sixty (60) days prior written notice to Solvay.

9.3	Effects of Expiration or Termination

(a) Any early termination of this Agreement by either Party pursuant to the provisions of Sub-Clause 9.2 shall be without prejudice to the right of such Party to recover any amount of money due to it under this Agreement, and to the rights or remedies of such Party in respect of any antecedent breach of this Agreement by the other Party if any.

(b) In the event of termination of this Agreement for whatever cause, in addition to the other obligations of the Parties hereunder, each Party shall, within thirty (30) days after the receipt of a timely request from the other Party, destroy or return to the other Party or to the other Party’s designee all of such other Party’s property, including all Confidential Information, in its possession and as far as Cadence is concerned, all Solvay Confidential Information in the possession of the Secondary Source, except to the extent required to be retained by Applicable Law or to comply with such Party’s continuing obligations hereunder or under the License Agreement.

(c) After the expiration, or early termination, of this Agreement:

(i) the confidentiality, non disclosure and restricted use obligations set forth hereunder shall continue thereafter in accordance with Sub-Clause 7.4; and

(ii) the rights granted to Cadence under Sub-Clauses 3.1, 3.2 and 5.1(b) shall continue thereafter, except that such rights shall cease immediately upon termination by Solvay pursuant to Sub-Clauses 9.2(b), 9.2(c) or 9.2(e), by Cadence pursuant to Sub-Clause 9.2(f), by either party pursuant to Sub-Clause 9.2(d) of this Agreement or Sub-Clause 10.6 of the Supply Agreement, or by mutual agreement pursuant to Sub-Clause 9.2(a).

(d) In the event of termination of this Agreement by Cadence pursuant to Sub-Clause 9.2(b) or 9.2(c):

(i) the rights granted to Cadence under Sub-Clauses 3.1, 3.2 and 5.1(b) shall continue,

(ii) Cadence shall be released from its obligation to pay royalties in consideration for such continuing rights, and

(iii) concerning Cadence’s obligation to purchase a minimum of ##### percent (#####%) of the aggregate annual requirements of Cadence, Cadence’s Affiliates and Sublicensees, for Bulk Drug Substance from Solvay,

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(1) such obligation shall remain applicable in case of termination pursuant to Sub-Clause 9.2(b) after the Secondary Source Effective Date, and

(2) Cadence shall be released from such obligation in case of termination pursuant to Sub-Clause 9.2(c).

(e) Except as otherwise expressly provided hereunder or under the Supply Agreement, the termination of this Agreement shall not affect the Supply Agreement.

10.	CLAUSE 10 – MISCELLANEOUS

10.1	Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of England and Wales, except that no conflict of laws provision shall be applied to make the laws of any other jurisdiction applicable to this Agreement.

10.2	Arbitration

The Parties shall attempt in good faith to resolve amicably all disputes resulting from, concerning the validity of, or arising in connection with, this Agreement prior to initiating arbitration proceedings. Any such dispute which is not settled amicably by the Parties through such good faith attempts shall be finally settled under the rules of arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with such rules. The arbitration shall be held in London, England. The proceedings and award shall be in the English language, and all documentary evidence not in English shall be submitted with an English translation. The decision and/or award rendered by the arbitrators shall be written (specifically stating the arbitrators’ findings of facts as well as the reasons upon which the arbitrators’ decision is based). The Parties agree that the decision of the arbitrators shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrator(s). Any decision of the arbitrators may be entered in a court of competent jurisdiction for judicial recognition of the decision and an order of enforcement. Pending the establishment of the arbitral tribunal or pending the arbitral tribunal’s determination of the merits of the controversy, either Party may seek from a court of competent jurisdiction any interim or provisional relief that may be necessary to protect the rights or property of that Party.

10.3	Assignment

Neither Party hereto shall, without prior written consent of the other Party, assign this Agreement and the rights and obligations hereunder, in whole or in part, except that, upon thirty (30) days prior written notification,

(a) Solvay may assign its rights and obligations under this Agreement in whole or in part, without the prior written consent of Cadence, (i) to any Affiliate of Solvay, or (ii) in connection with the sale, merger or transfer of substantially all of the stock or assets of SOLVAY SA or the sale, merger or transfer of substantially all of the interests in or the assets of Peptisyntha S.A., to any party who meets financial and ethical standards generally acceptable within the pharmaceutical industry, provided such Affiliate or assignee, as the case may be, agrees to be bound by the terms of this Agreement; and

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(b) Cadence may assign its rights and obligations under this Agreement in whole or in part, in connection with the sale, merger or transfer of all or substantially all of the assets of Cadence relating to Bulk Drug Substance, to any party who meets financial and ethical standards generally acceptable within the pharmaceutical industry, provided such assignee, as the case may be, agrees to be bound by the terms of this Agreement.

10.4	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

10.5	Entire Agreement

This Agreement, together with the Supply Agreement, is the entire agreement between the Parties, and shall terminate and supersede any prior written or oral promises or representations between the Parties not incorporated herein, including the Confidentiality Agreement and the Letter of Intent. In the event any discrepancy exists between any provision of this Agreement, and any provision of the Supply Agreement, this Agreement shall prevail, except that the Supply Agreement shall prevail in case the discrepancy relates to the supply of Bulk Drug Substance by Solvay. No amendment or modification of the terms of this Agreement shall be binding on either Party unless reduced to writing and signed by the respective authorized officers of the Parties.

10.6	Force Majeure

Neither Party shall be liable to the other for loss or damage, or, except as provided herein, have any right to terminate this Agreement by virtue of an occurrence which prevents, delays or interferes with the performance by a Party of any of its obligations hereunder, if such occurs by reason of any Act of God, flood, fire, explosion, casualty or accident, or war, revolution, civil commotion, acts of public enemies, blockage or embargo, or any law, order of proclamation of any government, strike or other labor trouble, failure of suppliers to deliver materials, equipment or machinery, interruption of or delay in transportation, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of such Party, if and only if, the Party affected shall have used its best efforts to avoid such occurrence. In such an event, the Party affected shall notify the other and shall use its best efforts to perform its obligations as soon as possible.

10.7	Headings

All headings, titles and captions in this Agreement are for convenience only and shall not be of any force or substance

10.8	Independent contractors – Relation of the Parties

Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties.

All activities by the Parties hereunder shall be performed by them as independent contractors. Neither Party shall incur any debts or make any commitments for the other Party, except to extent, if at all, specifically provided herein.

No right, express or implied, is granted by this Agreement to either Party to use in any manner the name of the other or any other trade name or trade mark of the other in connection with the performance of this Agreement.

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No term of this Agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement, but this shall not affect any right or remedy of any third party which exists or is available other than under that Act.

10.9	Notices

All notices and demands required or permitted to be given or made pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or by given by facsimile transmission (return receipt requested), postage prepaid, or sent by express courier service, properly addressed to the address of the Party to be notified as shown below:

If to Solvay:

SOLVAY SA

Attention to: General Manager Solvay Peptides,

Rue de Ransbeek 310,

B-1120 Brussels, Belgium

Facsimile : 32-2-264.34.70

With a copy to:

SOLVAY SA

Attention to: Head of IP Agreements Department

Rue de Ransbeek 310,

B-1120 Brussels, Belgium

If to Cadence:

CADENCE PHARMACEUTICALS, INC.,

Attention to : Legal Department

12481 High Bluff Drive, Suite 200,

San Diego, California, 92130, USA

Facsimile : (858) 436-8510

or to such other address as to which either Party may notify the other. Any notice sent by facsimile transmission or telex shall be followed within twenty-four (24) hours by a signed notice sent by first class mail, postage prepaid.

10.10	Performance by Affiliates

Cadence recognizes that Solvay may perform some or all of its obligations under this Agreement through its Affiliates as specified in this Agreement, provided however, that Solvay shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Solvay recognizes that Cadence may perform some or all of its obligations under this Agreement through its Affiliates as specified in this Agreement, provided however, that Cadence shall remain responsible for and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

10.11	Publicity

The Parties agree that any public announcement of the execution of this Agreement shall only be by one or more press releases mutually agreed to by the Parties. The failure of a Party to return a draft press release with its proposed amendments or modifications to such press release to the other Party within five (5) business days of such Party’s receipt of such press release shall be deemed as such Party’s approval of such press release as received by such Party.

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Solvay and Cadence agree that, except as may otherwise be required by applicable laws, regulations, rules (including applicable rules of any public stock exchange), or orders, the terms and conditions of this Agreement and the transactions contemplated herein shall be confidential and shall not be made public by either Party without the prior written consent of the other. Notwithstanding the foregoing, either Party may disclose the terms and conditions of this Agreement and the transactions contemplated herein, under reasonable and customary obligations of confidentiality, to actual and potential investors, acquirers, licensees and others on a need to know basis.

This Sub-Clause 10.11 shall not be construed to limit or prohibit either Party from making any disclosure required by applicable laws, regulations, rules (including applicable rules of any public stock exchange) or orders, and either Party may disclose information regarding this Agreement and the transactions contemplated herein that have previously been publicly disclosed.

10.12	Severability

If any provision of this Agreement is determined to be illegal or unenforceable by any Court of law or any competent governmental or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms so long as this Agreement without such terms or provisions does not fail of its essential purpose. The Parties shall negotiate in good faith to replace any such illegal or unenforceable provisions with suitable substitute provisions which will maintain as far as possible the purposes and the effect of this Agreement.

10.13	Waiver

Failure of either Party to insist upon strict observance of, or compliance with any of, the terms of this Agreement in one or more instances shall not be deemed to be a waiver of its rights to insist upon such observance or compliance with the other terms hereof, at that point in time or in the future.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in two original copies by their respective duly authorized representatives as of the date first hereabove written.

SOLVAY SA		CADENCE PHARMACEUTICALS, INC.

/s/ Vincent De Cuyper		/s/ Theodore R. Schroeder
Name:	Vincent De Cuyper	Name:	Theodore R. Schroeder
Title:	Member of the Executive Committee Solvay SA General Manager of the Chemicals Sector	Title:	President and CEO

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/s/ Jean-Michel Mesland
Name:	Jean-Michel Mesland
Title:	Member of the Executive Committee Solvay SA General Manager for Research and Technologies

Exhibits:

Exhibit A: Possible secondary sources

Exhibit B: Documents for the transfer of Solvay Know-How

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EXHIBIT A – POSSIBLE SECONDARY SOURCES

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EXHIBIT B – DOCUMENTS FOR TRANSFER OF SOLVAY KNOW-HOW

Listing of documents which constitute the initial technology transfer package

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